                                                                  EXHIBIT 3.2(l)

                                     INDEX

                                       TO

                            ARTICLES OF ASSOCIATION

                                       OF

                                 XERXES LIMITED

                                                       ARTICLE           PAGE
                                                       NUMBER           NUMBER
PRELIMINARY . . . . . . . . . . . . . . . . . . . .       1                1
EXCLUSION OF TABLE A  . . . . . . . . . . . . . . .       2                2
PRIVATE COMPANY . . . . . . . . . . . . . . . . . .     3 - 4              2
SHARE CAPITAL, CERTIFICATE AND
VARIATION OF RIGHTS . . . . . . . . . . . . . . . .     5 - 15           2 - 4
JOINT HOLDERS OF SHARES . . . . . . . . . . . . . .       16             4 - 5
LIEN  . . . . . . . . . . . . . . . . . . . . . . .    17 - 20           5 - 6
CALLS ON SHARES . . . . . . . . . . . . . . . . . .    21 - 26             6
TRANSFER OF SHARES  . . . . . . . . . . . . . . . .    27 - 31           6 - 9
TRANSMISSION OF SHARES  . . . . . . . . . . . . . .    32 - 34          9  - 10
FORFEITURE OF SHARES  . . . . . . . . . . . . . . .    35 - 41          10 - 11
ALTERATION OF CAPITAL . . . . . . . . . . . . . . .    42 - 46             11
GENERAL MEETINGS  . . . . . . . . . . . . . . . . .    47 - 50          11 - 12
NOTICE OF GENERAL MEETINGS  . . . . . . . . . . . .    51 - 53          12 - 13
PROCEEDINGS AT GENERAL MEETINGS . . . . . . . . . .    54 - 63          13 - 14
VOTES OF MEMBERS  . . . . . . . . . . . . . . . . .    64 - 74          14 - 15
CORPORATIONS ACTING BY
REPRESENTATIVES AT MEETINGS . . . . . . . . . . . .       75               15
ROUND ROBIN . . . . . . . . . . . . . . . . . . . .       76               15
DIRECTORS . . . . . . . . . . . . . . . . . . . . .    77 - 82          15 - 16
BORROWING POWERS  . . . . . . . . . . . . . . . . .    83 - 84             16
POWERS & DUTIES OF DIRECTORS  . . . . . . . . . . .    85 - 98          16 - 19
DISQUALIFICATION OF DIRECTORS . . . . . . . . . . .       99               19
ROTATION OF DIRECTORS . . . . . . . . . . . . . . .   100 - 104         19 - 20
PROCEEDINGS OF DIRECTORS  . . . . . . . . . . . . .   105 - 110         20 - 21
ALTERNATE DIRECTORS . . . . . . . . . . . . . . . .   111 - 112            21
MANAGING DIRECTOR . . . . . . . . . . . . . . . . .   113 - 116         21 - 22
SECRETARY . . . . . . . . . . . . . . . . . . . . .   117 - 119            22
MINUTES . . . . . . . . . . . . . . . . . . . . . .      120               22
THE SEAL  . . . . . . . . . . . . . . . . . . . . .      121            22 - 23
DIVIDENDS . . . . . . . . . . . . . . . . . . . . .   122 - 130            23
RESERVE FUNDS . . . . . . . . . . . . . . . . . . .      131            23 - 24
ACCOUNTS  . . . . . . . . . . . . . . . . . . . . .   132 - 135            24
CAPITALISATION OF PROFITS . . . . . . . . . . . . .   136 - 137         24 - 25
AUDITORS  . . . . . . . . . . . . . . . . . . . . .      138               25
NOTICES . . . . . . . . . . . . . . . . . . . . . .   139 - 143         25 - 26
DISCOVERY OF SECRETS  . . . . . . . . . . . . . . .      144               26
INDEMNITY . . . . . . . . . . . . . . . . . . . . .      145               26
WINDING UP  . . . . . . . . . . . . . . . . . . . .   146 - 147            27

                                    JAMAICA
                               THE COMPANIES ACT
                           COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                       OF

                                 XERXES LIMITED

                                  PRELIMINARY

                 In these articles, unless the context otherwise requires:-

         "The Act"        shall mean the Companies Act and every other Act
                          incorporated therewith, or any Act or Acts substituted therefor; and in case of any such substitution the references in these articles to the provisions of the Act shall be read as references to the provisions substituted therefor in the new Act or Acts.

         "The Company"    shall mean XERXES LIMITED

         "The Register"   shall mean the Register of Members to be kept as
                          required by the Act.

         "Month"          shall mean calendar month.

         "Paid Up"        shall include "credited as paid up".

         "Jamaica"        shall mean the Island of Jamaica.

         "Seal"           shall mean the Common Seal of the Company.

         "Office" shall mean the registered office for the time being of the Company.

         "Secretary"      shall include any assistant or deputy Secretary and
                          any person appointed to perform the duties or any particular duty of the Secretary temporarily.

         "In Writing"     shall include printed, lithographed, typewritten and
                          visibly represented or reproduced by any other mode.

         "Bankrupt"       shall include a person becoming bankrupt or entering
                          into or making any composition or arrangement statutory or otherwise with or without assignment of all his property for the benefit of his creditors generally, and

         "Bankruptcy"     shall have a corresponding meaning.

         "the presents"   shall mean the Memorandum of Association and these
                          articles and all the regulations of the Company for the time being in force.

         Words and expression which have a special meaning assigned to them in the Act shall have the same meaning in these presents.

         Words importing the singular number only shall include the plural, and the converse shall also apply. Words importing individual shall include corporations.

                              EXCLUSION OF TABLE A

2. The Regulations in Table A in the First Schedule to the Act shall not apply to the Company except in so far as they are repeated or. contained in these articles.

                                PRIVATE COMPANY

3.               The Company is a private company and accordingly:-

         (a) the right to transfer shares is restricted in manner hereinafter prescribed;

         (b) the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to twenty; provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this article be treated as a single member;

         (c) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

         (d) the Company shall not make any invitation to the public to deposit money for fixed periods or payable on call whether bearing or not bearing interest;

         (e) subject to any exceptions in this behalf which may be provided for by the Fourteenth Schedule to the Act no person other than the holder shall have any interest in any of the Company's shares;

         (f) the Company shall not have power to issue share warrants to bearer.

4. The Directors may at any time require any person whose name is entered in the Register to furnish any information, supported (if the Directors so require) by a statutory declaration, which they may consider necessary for the purpose of determining whether or not the Company is a private company within the meaning of the Act.

                          SHARE CAPITAL, CERTIFICATES
                            AND VARIATION OF RIGHTS

5. Without prejudice to any special rights previously conferred on the holders of existing shares in the Company, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital, transfer or transmission, or otherwise as the Company may from time to time by ordinary resolution determine.

6. Subject to the provisions of Section 57 of the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

7. If at any time the capital is divided into different classes of shares, the rights attached to any class or any of. such rights, (unless otherwise provided by the terms of issue of the shares of that class), may whether or not the Company is being wound up be modified, abrogated, or varied with the consent in writing-of the holders of a majority of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise, subject however to any right which may be given by the Act to any persons to apply to the Court to have the variation cancelled. To every such separate general meeting the provisions of these articles relating to general meetings shall, mutatis mutandis, apply but so that at every such separate general meeting the quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class, and that any holder of shares of the class present in person or by proxy may demand a poll.

8. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall be deemed to be varied by the creation or issue of further shares ranking pari passu therewith provided that the effect of such an issue is to reduce the proportion of dividends or distribution payable at any time to the holders of the existing shares of that class or to diminish the proportion of the total votes exercisable by the holders of the existing shares of that class.

9. The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company:

                 Provided that nothing in this article shall be taken to prohibit:

         (a) where the lending of money is part of the ordinary business of the Company, the lending of money in the ordinary course of its business;

         (b) the provisions by the Company in accordance with any scheme for the time being in force, of money for the purchase of, or subscription for fully paid shares in the Company or its holding company, being a purchase of subscription by trustees of the employees of the Company, including any Director holding a salaried employment or office in the Company;

         (c) the making by the Company of loans to persons other than Directors, bona fide in the employment of the Company with a view to enabling those persons to purchase or subscribe for fully paid shares in the Company or its holding company to be held by way of beneficial ownership.

10. Subject to the provisions of Section 52 of the Act, the Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company at any rate approved by the Directors, provided that the rate per centum or the amount of the commission paid or agreed to be paid shall be disclosed in any manner required by the Act and the rate of the commission shall not exceed the rate of ten per centum of the price at which the shares in respect whereof the same is paid are issued or an amount equal to ten per centum of such price (as the case may be). Such commission may be satisfied by payment in cash or by the allotment of fully or partly paid shares, or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

12. Every member shall be entitled without payment to one certificate under the Seal for all the shares registered in his name, or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares so registered. Every certificate shall specify the number and class of shares in respect of which it is issued and the distinctive numbers of such shares and the amount paid up thereon respectively. Every such certificate shall be delivered to the member within two months after the allotment or within three months of the lodging with the Company of the transfer, as the case may be, of the shares comprised therein, unless on allotment the conditions of issue of the shares otherwise provide.

13. If any member shall require additional certificates, he shall pay for each additional certificate such reasonable sum as the Directors shall determine.

14. If any certificate be defaced, worn-out, lost or destroyed, a new certificate may be issued on payment of such reasonable sum as the Directors may prescribe, and the person requiring the new certificate shall surrender the defaced or worn-out certificate or give such evidence of the loss or destruction of the certificate and such indemnity to the Company as the Directors may think fit.

15. The shares shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons, on such terms, and in such manner as they think fit. Shares may be issued at par or at a premium.

                            JOINT HOLDERS OF SHARES

16. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the provisions following:

         (a) the joint holders of any share shall be liable severally as well as jointly in respect of all calls and payments which ought to be made in respect of such share;

         (b) on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such share; but nothing herein contained shall release the estate of the deceased joint holder from any liability in respect of any share which had been jointly held by him;

         (c) any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders;

         (d) only the person whose name stands first in the Register as one of the joint holders of any, share shall be entitled to delivery of the certificate relating to such share, or to receive notices from the Company, and any notice given to such person shall be deemed notice to all the joint holders. Where such person does not register with the Company an address within the Island, notice may be given by the Company to any other joint holder and similar such notice shall be deemed to be notice to all the joint holders;

         (e) any one of the joint holders of any share for the time being conferring a right to vote may vote either personally or by proxy at any meeting in respect of such share as if he were solely entitled thereto, providing that if more than one of such joint holders be present at any meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders, and no other, shall be entitled to vote in respect of the said shares;

         (f) the Company shall not be obliged to register more than four persons as joint holders of a share.

                                      LIEN

17. The Company shall have a first and paramount lien upon all shares held by any member of the Company (whether alone or jointly with other persons) and upon all dividends and bonuses which may be declared in respect of such shares, for all debts, obligations and liabilities whatsoever of such member or his estate to the Company; provided always that if the Company shall register a transfer of any shares upon which it has such a lien as aforesaid without giving up to the transferee notice of its claim the said shares shall, in default of agreement to the contrary between the Company and the transferee be freed and discharged from the lien of the Company. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this article.

18. The Directors may, at any time after the date for the payment or satisfaction of such debts, obligations or liabilities shall have arrived, serve upon any member who is indebted or under any obligation or liability to the Company, or upon the person entitled to his share by reason of the death or bankruptcy of such a member, a notice requiring him to pay the amount due to the Company or satisfy the said obligation or liability and stating that if payment is not made or the said obligation or liability is not satisfied within a time (not being less than fourteen days) specified in such notice, the shares held by such member will be liable to be sold; and if such member or the person entitled to his shares as aforesaid shall not comply with such notice within the time aforesaid the Directors may sell such shares without further notice, and for the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares so sold to the purchaser thereof.

19. Upon any sale being made by the Directors of any shares to satisfy the lien of the Company thereon, the proceeds shall be applied: firstly, in payment of all costs of such sale; secondly, in satisfaction of the debts, obligations and liabilities of the members of the Company; and lastly, the residue (if any) shall be paid to the person entitled to the shares at the date of the sale, or as he shall in writing direct.

20. An entry in the Directors' Minute Book that any shares have been sold to satisfy a lien of the Company shall be sufficient evidence as against all persons claiming to be entitled to such shares that the said shares were properly forfeited or sold; and such entry, the receipt of the Company for the price of such shares and the appropriate share certificate, shall constitute a good title to such shares and subject to the due signature of a transfer if the same be required, the name of the purchaser or other person entitled shall be entered in the

Register as a member of the Company and he shall be entitled to a certificate of title to the shares, and shall not be bound to see to the application of the purchase money nor shall his title to the said shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture of sale. The remedy (if any) of the former holder of such shares and of any person claiming under or through him, shall be against the Company and in damages only.

                                CALLS ON SHARES

21. The Directors may from time to time make calls upon the members in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the terms of issue thereof made payable at any fixed time; provided that no call shall exceed one fourth of the nominal amount of the share, or be made payable within one month after the date when the last instalment of the last preceding call shall have been made payable; and each member shall, subject to receiving fourteen days' notice at least specifying the time and place for payment, pay the amount called on his shares to the persons and at the time and place appointed by the Directors. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine.

22. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

23. If a call payable in respect of any share or any instalment of a call be not paid before or on the day appointed for payment thereof, the holder for the time being of such share shall be liable to pay interest on the same at such rate, not exceeding ten per centum per annum, as the Directors shall determine from the day appointed for the payment of such call or instalment to the time of actual payment; but the Directors may, if they shall think fit, waive the payment of such interest or any part thereof.

24. If by the terms of issue of any shares, or otherwise, any amount is made payable at any fixed time, whether on account of the nominal amount of the shares or by way of premium, every such amount shall be payable as if it were a call duly made by the Directors of which due notice had been given; and all the provisions hereof with respect to the payment of calls and interest thereon, expenses, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable.

25. The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

26. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in general meeting, six per centum per annum) as may be agreed upon between the member paying the moneys in advance and the Directors.

                               TRANSFER OF SHARES

27. The instrument of transfer of any share in the Company shall be in writing, and shall be signed by or on behalf of the transferor and the transferee, and duly attested, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

28. The Directors may at any time in their absolute and uncontrolled discretion and without assigning any reason decline to register any transfer of shares. The Directors may also suspend the registration of transfers at such times and for such periods as they may from time to time determine but so that such registration shall not be suspended for more than thirty days in any year. The Directors may decline to recognise any instrument of transfer unless:

         (a) a fee not exceeding fifty cents is paid to the Company in respect therefor;

         (b) the instrument of transfer is accompanied by the certificate of the share to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

         (c) the instrument of transfer is in respect of only one class of share.

29. Subject to the restriction of these articles shares in the Company may be transferred in any usual or common form or in any other form of which the Directors shall approve.

29A.             Except in the case of the holders of shares by the terms of issue of which the provisions of this article are excluded or modified no member shall be entitled to transfer any share otherwise than in accordance with the following provisions and the Directors shall refuse to register any transfer of shares made or expressed to be made in contravention of the provisions of this article:

                 (i) a member desirous of transferring his shares or any of them (hereinafter called "the transferring member") shall give a notice (hereinafter called "the notice of transfer") to the Secretary of the Company containing an offer to sell the same, and stating the number and class of shares which he desires to transfer and the price which he is willing to accept for such shares;

                 (ii) the Secretary shall thereupon send to each of the other members a circular containing the same particulars and naming a day (being fourteen days after the service on him of the notice of transfer) on or before which offers to purchase the same will be received. If on or before the day so named offers to purchase the shares referred to in the notice of transfer at the price named shall be received from members of the Company by the Secretary, he shall, as agent for the transferring member and the proposing purchaser or purchasers, declare a contract of sale to be concluded and shall give notice thereof to the transferring member and the purchaser or purchasers;

                 (iii) if the offers to purchase shall together constitute offers to purchase a greater number of shares than those offered for sale, the shares offered for sale shall be divided among the proposing purchasers in the proportions as nearly as possible in which they already hold shares in the Company: PROVIDED that no proposing purchaser shall be liable to take more shares than those he shall have offered to purchase, and any shares which cannot be so divided as aforesaid without creating fractions shall be apportioned by lot among the proposing purchasers. The transferring member and the members declared to be the purchasers of the shares shall give effect to the contract or contracts so made as aforesaid by the execution of proper transfers and the payment of the purchase price;

                 (iv) if within twenty-one days after the service of the notice of transfer on the Secretary the transferring member shall not receive notice that his offer to sell has been accepted on behalf of some member or members of the Company, he may within six months from the date of serving the notice (but subject to the provisions of article 28) sell or otherwise dispose of the shares referred to in such notice of transfer to any other person: PROVIDED that such sale or disposal be at a price not less than that named in the notice of transfer; AND PROVIDED FURTHER however that the transferring member if he so desires may transfer during his lifetime any shares by way of gift to any person if he shall first offer the shares for sale as aforesaid but to the extent only that the offer is not accepted by the other members, or if the other members consent to such transfer;

                 (v) a notice of transfer may be renewed from time to time but the offer therein contained shall not be withdrawn until the expiration of twenty-one days from the service thereof on the Secretary;

                 (vi) unless specifically authorised in the notice of transfer the Secretary shall not conclude a contract of sale for any shares of a lesser amount than is specified in the notice of transfer;

                 (vii) if any person shall become entitled to any share by reason of the death or bankruptcy of any member he shall be bound forthwith to offer the same for sale to the members of the Company at a fair price, such fair price to be determined by agreement between such person and the Directors, or in default of agreement by the Auditors for the time being of the Company whose decision shall be conclusive and binding on the Company and on all persons interested in the share; and so soon as the said fair price shall have been determined the said person shall give to the Secretary a notice of transfer in the manner hereinbefore mentioned containing as the price which he is willing to accept the said fair price, and the same results shall follow as in the case of a notice of transfer voluntarily given. If the said person shall fail to give such notice of transfer the Directors may, as his agents, give the same for him;

                 (viii) for the purpose of giving effect to any sale pursuant to the foregoing provisions of this article the Directors may authorise some person to execute any document or do any act in order to transfer the shares so sold to the purchaser thereof;

                 (ix) any member may (subject to the provisions of the article next following) transfer by way of sale or otherwise or by will bequeath any share held by him to trustees in trust for or to a member or members of his family as hereinafter defined and in such case the foregoing provisions of this article shall not apply; and in the case of such bequest the legal personal representatives of the deceased member may, subject as aforesaid, transfer the shares so bequeathed to such trustees (whether themselves or others) or to the legatee, legatees or beneficiaries. For the purposes hereof a member of the family of any member shall include a husband, wife, son, daughter, grandchild, or a father, mother, brother or sister of such member, but no other person;

                 (x) where any shares are held upon trust (whether such trust be created by deed, will or otherwise) a transfer thereof may be made upon any change or appointment of new trustees, but the Directors may require evidence to satisfy themselves of the facts in relation to such transfer.

30. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

31. The Company shall be entitled to charge such fee not exceeding fifty cents, as the Directors may from time to time determine for registering any probate, letters of administration, certificate of marriage or death, power of attorney, notice in lieu of distringas or other instrument relating to or affecting the title to any shares.

                             TRANSMISSION OF SHARES

32. On the death of any member (not being one of two or more joint holders of a share) the legal personal representatives of such deceased, shall be the only persons recognised by the Company as having any title to the share or shares registered in his name.

33. Any person becoming entitled to a share by reason of the death or bankruptcy of a member may upon such evidence being produced as may from time to time be required by the Directors, elect either to be registered as a member in respect of such share or to make and execute such transfer of the shares as the deceased or bankrupt person could have made. If the person so becoming entitled shall elect to be registered himself he shall give to the Company a notice in writing signed by him that he so elects. The Directors shall in either case have the same right to refuse or suspend registration as they would have had if the death or bankruptcy of the member had not occurred and the notice of election or transfer were a transfer executed by that member.

34. Any person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, unless and until he is registered as a member in respect of the share, be entitled in respect of it to receive notice of, or to exercise any right conferred by membership in relation to, meetings of the Company: Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to make such transfer as aforesaid, and if such notice is not complied with within ninety days after service thereof the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of such share until the requirement of the notice has been complied with.

                              FORFEITURE OF SHARES

35. If any member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest on such non-payment.

36. The notice shall name a further day (not being earlier than the expiration of fourteen days from the date of the notice) on or before which such call or instalment and all interest accrued and expenses incurred by reason of such nonpayment are to be paid, and it shall also name the place where payment is to be made. The notice shall also state that in the event of nonpayment on or before the time and at the place appointed the shares in respect of which such call or instalment is payable will be liable to forfeiture.

37. If the requirements of any such notice as aforesaid be not complied with, any shares in respect of which such notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited, but not actually paid before such forfeiture.

38. Any shares so forfeited shall be deemed to be the property of the Company, and may be sold or otherwise disposed of in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture, as the Directors think fit; or the Directors may, at any time before such shares are sold or otherwise disposed of, annul the forfeiture upon such terms as they may approve. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the shares so sold or otherwise disposed of to the purchaser thereof or other person becoming entitled thereto, and he shall thereupon be registered as the holder of the shares, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the shares.

39. Any person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding, remain liable to pay to the Company all moneys which at the date of the forfeiture were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding ten per centum per annum, as the Directors shall appoint, down to the date of payment, but his liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares, together with interest as aforesaid. The Directors may, if they shall think fit, remit the payment of such interest or any part thereof.

40. When any shares have been forfeited an entry shall forthwith be made in the Register recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of an entry shall also be made of the manner and date of the sale or disposal thereof. The entry in the Register or in the Directors' Minute Book recording forfeiture of the share shall be conclusive evidence of that fact as against all persons claiming to be entitled to the shares.

41. The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                             ALTERATION OF CAPITAL

42. The Company may by ordinary resolution increase the share capital of the Company by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

43. Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue, be considered as part of the original capital, and shall be subject to the same provisions with reference to the payment of calls and the forfeiture of shares on non-payment of calls, transfer and transmission of shares, lien, or otherwise, as if it had been part of the original capital.

44. Subject to any direction to the contrary that may be given by the Company in general meeting, all new shares shall before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to the shares held by persons entitled to an offer of new shares) cannot, in the opinion of the Directors, be conveniently offered under this article.

45.              The Company may by ordinary resolution:-

         (a) subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association:
                 Provided that in the subdivision of an existing share the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and subject to the provisions of Section 61(l) (d) of the Act;

         (b) consolidate and divide its capital or any part thereof into shares of larger amount than its existing shares;

         (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

46. The Company may by special resolution reduce its share capital, any capital redemption reserve fund and any share premium account in any manner authorised by law.

                                GENERAL MEETINGS

47. The first ordinary general meeting shall be held at such time (within a period of not more than eighteen months from the date of the Company's incorporation) and at such place as the Directors may determine.

48. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notice calling it, and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Directors shall appoint. All general meetings other than annual general meetings shall be called "extraordinary general meetings".

49. The Directors may, whenever they think fit, and they shall on the requisition of members of the Company holding at the date of the deposit of the requisition not less than one tenth of such of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company convene an extraordinary general meeting. The requisition shall state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists. If the Directors do not within twenty-one days from the date of the deposit of the requisition proceed duly to convene a meeting the requisitionists or any of them representing more than one-half of the total voting rights of all of them may themselves convene a meeting but any meeting so convened shall not be held after the expiration of three months from the said date. A meeting convened under this article by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by Directors. Any reasonable expenses incurred by the requisitionists by reason of the failure of the Directors duly to convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration in respect of their services to such of the Directors as were in default. If at any time there are not within the Island sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

50. In the case of an extraordinary general meeting called in pursuance of a requisition, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the objects of the meeting shall be transacted.

                           NOTICE OF GENERAL MEETINGS

51. An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these articles of the Company, entitled to receive such notices from the Company.

52. A meeting of the Company shall, notwithstanding that it is called by a shorter notice than that specified in the last preceding article, be deemed to have been duly called with regard to length of notice if it is so agreed:-

         (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

         (b) in the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per centum in nominal value of the shares giving that right.

53. The accidental omission to give notice to any person entitled under these articles to receive notice of a general meeting, or the non-receipt by any such person of such notice shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

54. The business of any ordinary general meeting shall be to receive and consider the accounts and balance sheets, the reports of the Directors and auditors and any other documents required by law to be attached or annexed to the balance sheets, to elect Directors in place of those retiring, to elect auditors and fix their remuneration and to declare a dividend. All other business transacted at ordinary general meetings, and all business (save as above) transacted at an extraordinary general meeting, shall be deemed special.

55. No business shall be transacted at any general meeting unless a quorum of members is present and such quorum shall consist of not less than two members present in person or by proxy.

56. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened by or on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place; and if at such adjourned meeting a quorum be not present within half an hour from the time appointed for the meeting, those members who are present shall be deemed to be a quorum, and may do all business which a quorum might have done.

57. The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company. If there be no such chairman, or if at any meeting he be not present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the members present shall choose one of the Directors present to be chairman; or if no Director be present and willing to take the chair the members present shall choose one of their number to be chairman.

58. The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted thereat.

59. At any general meeting every question shall be decided in the first instance by a show of hands; and, unless a poll be (on or before the declaration of the result of the show of hands) directed by the chairman or demanded by at least two members entitled to vote, a declaration by the chairman that a resolution has been carried or not carried by a particular majority, and an entry to that effect in the minute Book of the Company shall be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

60. If a poll be directed or demanded in the manner before mentioned it shall (subject to the provisions of article 63 hereof) be taken at such time (but not more than thirty days after such direction or demand) and in such manner as the chairman may appoint and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was directed or demanded.

61. In the case of an equality of votes at any general meeting, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

62. No objection to the admission or rejection of any vote shall be taken except at the meeting or adjourned meeting at which the vote in dispute is given or tendered. The chairman shall determine any such objection if made within due time, and such determination shall be final and conclusive.

63. A poll demanded upon the election of a chairman or upon a question of adjournment shall be taken forthwith. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

64. Subject to any special terms as to voting upon which any shares or class of shares may for the time being be held, upon a shown of hands every member present in person or by proxy shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him. Nothing herein contained shall be deemed to affect the existing rights attaching to the issued shares in the Company or any class thereof.

65. If any member be a person of unsound mind he may vote by his committee, receiver, curator bonis, or other legal curator.

66. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares held by him in the Company have been paid.

67. All votes may be given either personally or by proxy, but no member shall be entitled to appoint more than one proxy to attend on the same occasion.

68. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if such appointer be a corporation, either under its common seal or under the hand of an officer or attorney duly authorised. A proxy shall have the same right as the member appointing him to speak at the meeting.

69.              A proxy need not be a member of the Company.

70. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified or office copy of such power or authority, shall be deposited at the registered office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

71. An instrument appointing a proxy shall be in the form set out in regulation 70 of Table 'A' in the First Schedule to the Act or in any other form of which the Directors shall approve. Any member shall be entitled to appoint a proxy to vote for him at all general meetings of the Company.

72. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the form set out in regulation 71 of Table 'A' in the First Schedule to the Act or in any form of which the Directors shall approve.

73. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

74. A vote given or act done in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the appointer, or revocation of the proxy or of the authority under which the proxy was executed, on the transfer of the share in respect of which the proxy is given, unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting or poll at which the vote was given or the act was done.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

75. Any corporation which is a member of the Company may by instrument in writing under its seal or under the hand of an officer or attorney so authorised or by a resolution of its Directors or other governing body appoint any person to act as its representative at any meeting of the Company or at all meetings of the Company until such instrument in writing or resolution be revoked by a similar instrument in writing or resolution, and such representative shall be entitled to exercise the same functions on behalf of the corporation which he represents as if he had been an individual member of the Company.

                                  ROUND ROBIN

76. Subject to the provisions of the Act, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

                                   DIRECTORS

77. The number of the Directors excluding alternate Directors and the name of the first Directors shall be determined by an instrument in writing under the hands of the subscribers to the Memorandum of Association of the Company or a majority thereof and it shall not be necessary for any meeting of such subscribers to be convened or held. The number of Directors may at any time thereafter be increased or reduced as the Company in general meeting shall determine. In the event that the number of Directors is determined as one, or only one Director is appointed, any provision in these articles relating to a quorum of Directors shall be inapplicable and that Director shall have all the rights and be entitled to exercise all the powers of Directors contained in these articles.

78.              A Director need not be a member of the Company.

79. The remuneration of the Directors shall be such sum or sums as may from time to time be determined by them and approved by the Company in general meeting.

80. The Directors shall be paid such travelling, hotel and other expenses as may properly be incurred by them in the execution of their duties, including any such expenses incurred in connection with their attendance at meetings of Directors and at general meetings or in connection with the business of the Company.

81. The Directors may award special remuneration out of the funds of the Company to any Director going or residing abroad in the interest of the Company, or undertaking any work additional to that usually required of Directors of a company similar to this.

82. The Company may by ordinary resolution remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director and may by ordinary resolution appoint another person in his stead. The person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed a Director.

                                BORROWING POWERS

83. The Directors may raise or borrow for the purposes of the Company such sum or sums of money as they think fit. The Directors may secure the repayment of or raise any such sum or sums as aforesaid and also secure the repayment of any sum or sums due or owing by the Company or by any other person by bill of sale, mortgage or charge upon the whole or any part of the property and assets of the Company, present and future including its uncalled capital, or by issue, at such price as they may think fit, of bonds, debentures or debenture stock either charged upon the whole or any part of the property and assets of the Company or not so charged or by bonds, bills of exchange, promissory notes or in such other way as the Directors may think expedient.

84. Any bonds debentures debenture stock or other securities issued or to be issued by the Company shall be under the control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

                         POWERS AND DUTIES OF DIRECTORS

85. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these articles required to be exercised by the Company in general meeting, subject, nevertheless to the provisions of these articles and of the Act, and to such regulations not being inconsistent with the aforesaid provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers conferred upon the Directors by this article shall not be deemed to be abridged or restricted by any specific power conferred upon the Directors by any other article.

86. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

87. The Company may exercise any powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

88. A Director may enter into or be interested in contracts or arrangements with the Company (whether with regard to any such office or place of profit or any such acting in a professional capacity or as vendor, purchaser or otherwise howsoever) and may have or be interested in dealings of any nature whatsoever with the Company and shall not be disqualified from office thereby. No such contract, arrangement, or dealing shall be liable to be avoided nor shall any Director so contracting, dealing or being so interested be liable to account to the Company for any profit arising out of any such contract, arrangement, or dealing to which he is a party or in which he is interested by reason of his being a Director of the Company or of the fiduciary relationship thereby established. A Director may vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid and shall be counted in the quorum at any meeting at which such matter is considered.

89. A Director may be or continue or may become a Director or other officer or servant of, or otherwise interested in, any other company in which the Company is in any way interested and shall not (in the absence of agreement to the contrary) be liable to account to the Company for any emoluments or other benefits received or receivable by him as Director, officer or servant of, or from his interest in such other company.

90.      (a)     A Director who is, in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature and extent of his interest at a meeting of the Directors.

         (b) In the case of a proposed contract, the declaration required by this article to be made by a Director shall be made at the meeting of the Directors at which the question of entering into the contract is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract, at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract after it is made, the said declaration shall be made at the first meeting of the Directors held after the Director becomes so interested.

         (c) For the purpose of this article, a general notice given to the Directors of the Company by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice be made with that company or firm shall be deemed to be a sufficient declaration of interest in relation to any contract so made if the following conditions are satisfied, that is to say that:

                 (i) there are stated in the said notice the nature and extent of the interest of the said Director in such company or firm; and

                 (ii) at the time the question of confirming or entering into any contract is first taken into consideration the extent of his interest in such company or firm is not greater than is stated in the notice; and

                 (iii) either the notice is given at the meeting of the Directors or the Director takes all reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

91. A Director may hold any other office or place of profit under the Company in conjunction with the office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and a Director or any firm in which he is interested may act in a professional capacity for the Company and he or such firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing contained in these presents shall authorise a Director or any such firm to act as auditor to the Company.

92. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

93. The Directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company, or any company which is a subsidiary of the Company and to the wives, widows, children and other relatives and dependants of any such persons, and may set up, establish, support and maintain pension, superannuation or other funds or schemes (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them. Any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit, and may vote as a Director in respect of the exercise of any of the powers of this article conferred upon the Directors notwithstanding that he is or may be or become interested therein.

94. The Company may upon the issue of any debentures or other securities confer upon the creditors of the Company holding the same or any trustees or other persons acting on their behalf, a voice in the management of the Company, whether by giving them the right of attending and voting at general meetings or by empowering them to appoint one or more persons to be Directors of the Company or otherwise as may be agreed.

95. If any Director or other person shall become personally liable for the payment of any sums primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, bill of sale or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

96. A register of the holders of debentures of the Company shall be kept at the office in accordance with the provisions of the Act and shall be open to the inspection of the registered holders of such debentures and of any member of the Company, subject to such restrictions as the Company in general meeting may from time to time impose. The Directors may close such register for such period or periods as they think fit, not exceeding in the aggregate thirty days in each year. The Directors shall cause a proper Register of Charges to be kept in accordance with Section 102 of the Act and same shall be kept open for inspection as provided for in the Act.

97. The Directors may exercise or procure the exercise of the voting rights attached to shares in any other Company in which this Company is or becomes in any way interested, and may exercise any voting rights to which they are entitled as Directors of such other company in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them as Directors, officers or servants of such other company, and fixing their remuneration as such, and may vote as Directors of this Company in connection with any of the matters aforesaid.

98. The Directors shall have power at any time and from time to time to appoint any other person to be a Director of the Company, either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed as hereinbefore mentioned. Any Director so appointed shall hold office only until the next following annual general meeting, when he shall retire but shall be eligible for re-election.

                         DISQUALIFICATION OF DIRECTORS

99.              The office of a Director shall be vacated if:-

         (a) he becomes bankrupt or makes an arrangement or composition with his creditors generally;

         (b)     he becomes of unsound mind;

         (c) he absents himself from the meetings of Directors for a period of six months without special leave of absence from the Board of Directors;

         (d) he resigns his office by not less than thirty days notice in writing to the Company, but this paragraph shall not apply to a Managing Director holding office as such for a fixed term;

         (e) he ceases to be or become prohibited from being a Director by reason of any provision in or any order made under the Act;

but any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors' Minute Book stating that such Director has ceased to be a Director of the Company.

                             ROTATION OF DIRECTORS

100. At the annual general meeting in every year one-third of the Directors for the time being, or if their number is not three or a multiple of three then the number nearest to one-third shall retire from office, the Directors to retire in each year being those who have been longest in office since their last election, but as between persons who become Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

101.             The Company at the annual general meeting at which any

Director retires in manner aforesaid may fill up the vacated office, and may fill up any other offices which may then be vacant by electing the necessary number of persons. The Company may also at any extraordinary general meeting, on notice duly given, fill up any vacancies in the office of Director, or appoint additional Directors, provided that the maximum number fixed as hereinbefore mentioned be not exceeded.

102. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election to the office of Directors at any general meeting unless, not less than seven nor more than twenty-one days before the day appointed for the meeting there shall have been left at the office notice in writing signed by a member duly qualified to attend and vote at such meeting, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

103. If at any general meeting at which an election of Directors ought to take place, the place of any retiring Director be not filled up, such retiring Director shall (unless a resolution for his re-election shall have been put to the meeting and lost) continue in office until the annual general meeting in the next year, and so on from time to time until his place has been filled up, unless at any such meeting it shall be determined to reduce the number of Directors in office.

104. The Company may from time to time in general meeting increase or reduce the number of Directors, and may also determine in what rotation such increased or reduced number is to go out of office.

                            PROCEEDINGS OF DIRECTORS

105. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the Island.

106. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

107. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman be elected, or if at any meeting the chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose some one of their number to be chairman of such meeting.

108. The Directors may delegate any of their powers to committees, consisting of such one or more of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The regulations herein contained for the meetings and proceedings of Directors shall, so far as not altered by any regulations made by the Directors apply also to the meetings and proceedings of any committee.

109. All acts done by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

110. A memorandum in writing signed by all the Directors for the time being entitled to receive notice of a meeting of Directors and annexed or attached to the Directors' Minute Book shall be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. Any such memorandum may consist of several documents in like form each signed by one or more of such Directors.

                              ALTERNATE DIRECTORS

111. Any Director may, by writing under his hand, appoint any person (whether a member of the Company or not) who is approved by the Board of Directors to be his alternate; and every such alternate shall be entitled to notice of all meetings of Directors and shall be entitled to attend and vote at meetings of the Directors, and shall have and exercise all the powers, rights, duties and authorities of the Director appointing him, but shall not be required to hold or acquire a share qualification: Provided always that no such appointment shall be operative unless or until the approval of the Board of Directors shall have been given and entered in the Directors' Minute Book. A Director may at any time in writing revoke the appointment of an alternate appointed by him, and, subject to such approval as aforesaid, appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine:
Provided nevertheless that if a Director retires by rotation and is re-elected by the meeting at which such retirement took effect, an appointment made by him pursuant to this article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. All appointments and removals of alternate Directors shall be left with the Secretary or the chairman of the Directors or may be effected by telegram or cable sent to the Secretary or the chairman of the Directors.

112. Every person acting as an alternate for a Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of or for the Director appointing him. The remuneration of any such alternate shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration, as shall be agreed between the alternate and the Director appointing him, and as is notified in writing to the Company by the Director making the appointment.

                               MANAGING DIRECTOR

113. The Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors of the Company, and may fix his or their remuneration either by way of salary or commission or by conferring a right to participation in the profits of the Company, or by a combination of two or more of those modes, and may provide as a term of his appointment that there be paid to him, his widow or other dependents a pension or gratuity on retirement or death and the terms of such employment need not be confirmed by the Company in general meeting.

114. Every Managing Director shall, subject to the provisions of any contract between himself and the Company with regard to his employment as Managing Director, be liable to be dismissed or removed by the Board of Directors, and another person may be appointed in his place.

115. A Managing Director shall not, while he continues to hold that office, be liable to retire by rotation, and he shall not be taken into account in determining the rotation in which the other Directors shall retire or the number to retire, but he shall be subject to the same provisions as regards resignation, removal and disqualification as the other Directors, and if he ceases to hold office of Director from any cause he shall ipso facto cease to be a Managing Director.

116. The Directors may from time to time entrust to and confer upon the Managing Director all or any of the powers of the Directors (excepting the power to make calls, forfeit shares, borrow money, or issue debentures, or mortgage or charge the property and assets of the Company) that they may think fit, but the exercise of all such powers by the Managing Director shall be subject to such regulations and restrictions as the Directors may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied.

                                   SECRETARY

117. The Directors shall appoint a Secretary, and shall fix his remuneration and terms and conditions of employment and any Secretary so appointed may be removed by them.

118. No person shall be appointed or hold office as Secretary who is:-

         (a)     the sole Director of the Company; or

         (b) a corporation the sole director of which is the sole Director of the Company; or

         (c) the sole director of a corporation which is the sole Director of the Company.

119. A provision of the Act or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in the place of the Secretary.

                                    MINUTES

120. The Directors shall cause minutes to be made in books provided for the purpose;-

         (a)     of all appointments of officers made by the Directors;

         (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

         (c) of all resolutions and proceedings at all meetings of the Company and of Directors and of committees of Directors.

                                    THE SEAL

121. The Directors shall forthwith procure a Seal to be made for the Company, and shall provide for the safe custody thereof. Every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

                                   DIVIDENDS

122. Subject to the right of the holders of any shares entitled to any priority preference or special privileges, all dividends shall be declared and paid to the members in proportion to the amounts paid up on the shares held by them respectively. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purpose of this article as paid on the share. All dividends shall subject as aforesaid be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend from a particular date it shall rank accordingly.

123. The Directors shall lay before the Company in general meeting a recommendation as to the amount (if any) which they consider should be paid by way of dividend, and the Company shall declare the dividend to be paid, but such dividend shall not exceed the amount recommended by the Directors.

124. No dividend shall be paid otherwise than out of the profits of the Company and for the purposes of this article profits shall include all realised profits whether arising by way of trade or by way of disposal of fixed assets or investments.

125. The Directors may from time to time pay to the members, or any class of members, such interim dividends as appear to the Directors to be justified by the profits of the Company.

126. The Directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the Company on account of calls or otherwise howsoever and whether any such indebtedness be statute-barred or not.

127. The Company may transmit any dividend or bonus payable in respect of any share by ordinary post to the registered address of the holder or, in the case of joint holders of one of the holders of such share or to such person and address as the holder or joint holders may direct, and shall not be responsible for any loss arising in respect of such transmission.

128.             No dividend shall bear interest against the Company.

129. The Directors may with the sanction of the Company in general meeting, distribute in kind among the members by way of dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled: Provided always that no distribution shall be made which would amount to a reduction of capital except in the manner appointed by Law.

130. All dividends unclaimed for one year after having been declared, may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and if unclaimed for 12 years may be forfeited and retained by the Company.

                                 RESERVE FUNDS

131. Before recommending a dividend the Directors may set aside any part of the net profits of the Company to a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such a manner (subject to article 9 hereof) as they shall think fit, and the income arising from such reserve fund shall be treated as part of the gross profits of the Company. Such reserve may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, equalising dividends, paying special dividends or bonuses, or for any other purpose for which the net profits of the Company may lawfully be used and until the same shall be so applied it shall be deemed to remain undivided profit. The Directors may also carry forward to the accounts of the succeeding year or years any profit or balance of profit which they shall not think fit to divide or to place to reserve.

                                    ACCOUNTS

132. The Directors shall cause proper books of account (being such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions) to be kept with respect to:-

         (a) all sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place;

         (b)     all sales and purchases of goods by the Company;

         (c)     the assets and liabilities of the Company.

133. The books of account shall be kept at the office, or subject to the provisions of the Act at such other place or places as the Directors may determine, and shall always be open to the inspection of the Directors. The Directors may from time to time by resolution determine whether and to what extent, and at what times and places, and on what conditions the books and accounts of the Company, or any of them, shall be open to the inspection of the members (not being Directors), and the members shall have only such right of inspection as are given to them by the Act or by such resolution as aforesaid.

134. The Directors shall from time to time, in accordance with Sections 143 and 145 of the Act, cause to be prepared and to be laid before the Company in general meeting such profits and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

135. A copy of every balance sheet (including every document requiring by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of the Company and to every person registered under article 33; provided that this article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                           CAPITALISATION OF PROFITS

136. The Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of the profit and loss account or otherwise available for distribution and accordingly that such sum be set free for distribution among the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and among such members in the proportion aforesaid or partly in any one way and partly in the other and the Directors shall give effect to such resolution: Provided that a share premium account and a capital redemption reserve fund may, for the purpose of this article only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

137. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all the allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up of any further shares or debentures to which they may be entitled upon such capitalisation, of (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                    AUDITORS

138. The Company shall at each annual general meeting appoint an auditor or auditors to hold office from the conclusion of that, until the conclusion of the next annual general meeting. The remuneration of the auditors shall be fixed by the Company in general meeting or in such manner as the Company in general meeting shall determine. In all other respects auditors shall be appointed and their duties regulated in accordance with Sections 153 to 156 of the Act.

                                    NOTICES

139. A notice may be served by the Company upon any member either personally or by sending it through the post addressed to such member at his registered address supplied by him to the Company for the giving of notice to him.

140. No member shall be entitled to have a notice served on him at any address not in Jamaica, but any member whose registered address is not in Jamaica may by notice in writing require the Company to register an address in Jamaica, which, for the purpose of the service of notices, shall be deemed to be his registered address. A member who has no registered address in Jamaica, and has not given notice as aforesaid, shall not be entitled to receive any notices from the Company.

141. Any notice, if sent by post, shall be deemed to have been served at the expiration of forty-eight hours after the same shall have been posted; and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and stamped and put into the Post Office or into any post box subject to the control of the Postmaster General.

142. A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, in Jamaica supplied for the purpose by the person claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

143. Subject to such restrictions affecting the right to receive notices as are for the time being applicable to the holders of any shares, notice of every general meeting shall be given in any manner hereinbefore authorised to:-

         (a) every member except those members who (having no registered address in Jamaica) have not supplied to the Company an address in Jamaica for the giving of notices to them; and

         (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

         (c)     the auditor for the time being of the Company.

No other person shall be entitled to receive notices of general meetings.

                              DISCOVERY OF SECRETS

144. No member shall be entitled to require or receive any information concerning the business, trading or customers of the Company, or any trade secret or secret process of or used by the Company beyond such information as to the accounts and business of the Company as is by the Act or these articles directed to be placed before the Company in general meeting, and no member shall be entitled to inspection of any of the books, papers, correspondence or documents of the Company except so far as such inspection is authorised by these articles or by the Act.

                                   INDEMNITY

145. The Company shall indemnify every Director and other officer and servant of the Company against all losses, costs and expenses (including travelling expenses) in any way incurred by him in the proper discharge of his duties, and the Directors shall pay or retain the same out of the funds of the Company. If any Director or other officer of the Company is guilty of actual fraud or dishonesty whereby the Company incurs any loss or damage, such Director or other officer shall be liable to recoup the same to the Company. Except as aforesaid, no officer of the Company shall be liable to the Company for any loss, damage, costs or expenses that may happen to or be incurred by the Company in consequence of any act, omission or default by such officer while purporting to act as such.

                                   WINDING UP

146. If the Company shall be wound up the assets remaining after payment of the debts and liabilities of the Company and the costs of liquidation shall be applied: first, in repaying the members the amounts paid up on the shares held by them respectively; and the balance, (if any) shall be distributed among the members in proportion to the number of shares held by them respectively: provided always that the provisions hereof shall be subject to the rights of the holders of shares (if any) issued upon special conditions.

147. In a winding up of any of the assets of the Company including any shares in or securities of other companies may, with the sanction of an ordinary resolution of the Company, be divided among the members of the Company in specie or may, with the like sanction be vested in trustees for the benefit of such members and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares whereon there is any liability.

         SIGNATURES                        ADDRESSES & DESCRIPTIONS
                                           OF SUBSCRIBERS
1.               MF& G CORPORATE SERVICES LIMITED
                 A Company Limited by shares
                 21 East Street
                 Kingston

         BY:     /s/ ANNA YOUNG
                 ---------------------------------
                 ANNA YOUNG
                 SECRETARY

2.               /s/ PANCETA MURRAY
                 ---------------------------------
                 PANCETA MURRAY
                 21 East Street
                 Kingston

                 Clerk/Typist

                 DATED the 26th day of September 1995.

WITNESS to the above signatures:-

                        Name:     /s/ COLLEEN JONES
                                  -----------------------
                        Address:  21 East Street
                                  -----------------------
                                  Kingston
                                  -----------------------